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                                                                   EXHIBIT 10.19

                             SHAREHOLDERS' AGREEMENT

       THIS SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of June 11, 1999 by and among HUMPHREY HOSPITALITY TRUST, INC., a Virginia corporation ("HHTI"), SUPERTEL HOSPITALITY, INC., a Delaware corporation ("STH"), PAUL J. SCHULTE and STEVE H. BORGMANN (in the case of Messrs. Schulte and Borgmann, in their individual capacities and on behalf of their respective Affiliates listed on Attachment 1 hereto). Each of Messrs. Schulte and Borgmann and their respective Affiliates is hereinafter referred to individually as a "Shareholder" and collectively as the "Shareholders".

       WHEREAS, the Shareholders desire that HHTI and STH enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of STH with and into HHTI (the "Merger"); and

       WHEREAS, pursuant to the Merger Agreement and in connection with the Merger, shares of common stock of HHTI ("HHTI Shares") will be issued to the Shareholders of record of STH on the Effective Date of the Merger in exchange for all of the shares of common stock of STH held by such Shareholders; and

       WHEREAS, the Shareholders and STH are executing this Agreement as an inducement to HHTI to enter into and execute the Merger Agreement;

       NOW, THEREFORE, in consideration of the execution and delivery by HHTI of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

       1. Definitions. The following terms as used in this Agreement shall have the following meanings (applicable in both the singular and plural forms of the terms defined):

          a. "Affiliate" means (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse is associated with a person.

          b. "Transfer" shall include, without limitation, for the purposes of this Agreement, any offer to sell, sale, gift, pledge or other disposition; provided however, the term "Transfer" shall not include (i) any bona fide gift, pledge or other disposition to a charitable organization, as defined by Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (ii) any Transfer upon the death of a Shareholder.


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          c. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

       2. Representations and Warranties. Each Shareholder represents and warrants to HHTI as follows:

          a. The Shareholder is the record and beneficial owner of the number of shares (such "Shareholder's Shares") of common stock, $.01 par value, of STH ("STH Stock") set forth below such Shareholder's name on the signature page hereof. Except for the Shareholder's Shares, the Shareholder is not the record or beneficial owner of any shares of STH Stock. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.

          b. Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder's Shares are subject. If the Shareholder is married and the Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder's Shares.

          c. The Shareholder's Shares and the certificates representing such Shares are now, and at all times prior to the Merger will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          d. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.

          e. The Shareholder understands and acknowledges that HHTI is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. The Shareholder acknowledges that the irrevocable proxy set forth in Section 5 is granted in consideration for the execution and delivery of the Merger Agreement by HHTI.

       3. Voting Agreements. The Shareholder agrees with, and covenants to, STH and HHTI as follows:

          a. At any meeting of shareholders of STH called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a



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vote, consent or other approval with respect to the Merger and the Merger
Agreement is sought (the "Shareholders Meeting"), the Shareholder shall vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by STH of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

          b. At any meeting of shareholders of STH or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) such Shareholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by STH or (ii) any amendment of STH's Certificate of Incorporation or Bylaws or other proposal or transaction involving STH or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

       4. Covenants. Each Shareholder agrees with, and covenants to, HHTI as follows:

          a. The Shareholder shall not (i) Transfer, or consent to any Transfer of, any or all of the Shareholder's Shares or any interest therein, except pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement, or
(iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, that the Shareholder may Transfer up to 15,000 Shares per year of the Shareholder's Shares to any other person who is on the date hereof, or to any family member of a person who prior to the Shareholders Meeting and prior to such Transfer becomes, a party to this Agreement bound by all the obligations of the "Shareholder" hereunder.

          b. If a majority of the holders of STH Stock approve the Merger and the Merger Agreement, the Shareholder's Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. The Shareholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Shareholder may have.

          c. The Shareholder shall not, without the prior written consent of HHTI, Transfer, or consent to any Transfer of, any or all of the HHTI Common Stock issued to the Shareholder in the Merger for a period of 180 days following the Effective Date of the Merger.

       5. Grant of Irrevocable Proxy; Appointment of Proxy.

          a. The Shareholder hereby irrevocably grants to, and appoints, HHTI and James I. Humphrey, Jr., individually and in his capacity as an officer of HHTI, and any individual who shall hereafter succeed to such office of HHTI, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote



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the Shareholder's Shares, or grant a consent or approval in respect of such
Shares (i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to materially and adversely impair the Shareholder's rights or increase the Shareholder's obligations thereunder, and
(ii) against any Competing Transaction. The proxy granted pursuant to this
Section 5 shall be strictly limited to the matters set forth herein and the Shareholder shall have the right to vote the Shareholder's Shares with respect to all other matters.

          b. The Shareholder represents that any proxies heretofore given in respect of the Shareholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

          c. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Delaware law.

       6. Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Shareholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of STH affecting the STH Stock, or the acquisition of additional shares of STH Stock or other voting securities of STH by any Shareholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of STH Stock or other voting securities of STH issued to or acquired by the Shareholder.

       7. Stop Transfer; Legends. STH agrees with, and covenants to, HHTI that STH shall not register the transfer of any certificate representing any of the Shareholder's Shares, unless such transfer is made to HHTI or otherwise in compliance with this Agreement. Each Shareholder covenants and agrees that any and all certificates representing HHTI Shares issued to and in the name of the Shareholder as a result of the Merger shall bear the following legend: "The shares of Common Stock, $.01 par value, of Supertel Hospitality, Inc. represented by this certificate are subject to a Shareholders' Agreement dated as of ____________, 1999, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of Humphrey Hospitality Trust Inc. at 12301 Old Columbia Pike, Silver Spring, Maryland 20904." Upon the expiration of the 180-day period described in Section 4(c), the Company will, at the request of the Shareholder, cause the foregoing legend to be removed.



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       8. Registration Rights. To the extent the shares of HHTI Stock issued to a Shareholder as a result of the Merger are subject to any resale restrictions under the federal securities laws, rules or regulations, and such resale restrictions remain effective after expiration of the 180-day period following the Effective Time, if HHTI shall propose to file on its own behalf and/or on the behalf of any other shareholders a registration statement under the Securities Act for an offering of HHTI Stock solely for cash on a form that would also permit registration of shares of HHTI Stock held by the Shareholder, HHTI shall give notice of such proposed registration to the Shareholder as promptly as possible, but in any event, at least forty-five (45) days before the initial filing with the SEC of such registration statement, which notice shall set forth the intended method of disposition of the shares proposed to be registered by HHTI. The notice shall offer to include in such filing the aggregate number of shares of HHTI Common Stock as the Shareholder may request (not to exceed the aggregate number of shares received by the Shareholder in the Merger, less the number of shares as to which the Shareholder has previously exercised registration rights pursuant to this Section), subject to this Section
8. The Shareholder desiring to have HHTI Stock registered under this Section 8 shall advise HHTI in writing within ten business days after the date of notice of such offer from HHTI, setting forth the amount of such HHTI Stock for which registration is requested. HHTI shall thereupon include in such filing the number of shares of HHTI Stock for which registration is so requested, subject to the provisions of Section 8(i)-(vii), and shall use its best efforts to effect registration under the Securities Act of such shares. Notwithstanding the foregoing: (i) HHTI shall not be required to give notice or to include shares in any such registration if the proposed registration is (A) a registration of a dividend reinvestment, stock option, employee benefit or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another entity; (ii) HHTI may exclude from registration shares owned by the Shareholder to the extent that the total number of shares requested to be included by the Shareholders pursuant to this Section 8 exceeds 15 percent of the total number of shares to be registered in the proposed offering; (iii) if HHTI is advised in writing by its underwriters that the inclusion of all or any portion of such shares would in their reasonable opinion jeopardize the success of the proposed offering, HHTI may exclude all or such portion of such shares from registration; (iv) the offering of such shares by the Shareholder shall be on the same terms as the offering by HHTI; (v) in the event other parties have similar registration rights at the time of the offering, the number of shares to be registered may be limited by HHTI pursuant to clause (ii) and (iii) of this Section 8 on a pro rata basis according to the total amount of shares owned by such parties or on such other basis as may be agreed upon by such parties; provided, that no limitation shall apply to shares offered by HHTI for its own account; (vi) HHTI may, without the consent of the Shareholder, withdraw such registration statement and abandon the proposed offering in which such persons had requested to participate; and (vii) HHTI shall be under no obligation to the Shareholder pursuant to this Section 8 unless such person accepts the terms of underwriting agreed upon by HHTI and its underwriters.



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       9. Regulatory Approvals. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions and receipt of any required regulatory approvals.

       10. Further Assurances. The Shareholder shall, upon request of HHTI, execute and deliver any additional documents and take such further actions as may reasonably be deemed by HHTI to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Shareholder's Shares as contemplated by Section 5 in HHTI and the other irrevocable proxies described therein at the expense of HHTI.

       11. Termination. This Agreement, and all rights and obligations of the parties hereunder, except the rights and obligations set out in Sections 4(c), 7 and 8 shall terminate upon the first to occur of (x) the Effective Time of the Merger or (y) the date upon which the Merger Agreement is terminated in accordance with its terms. If the Merger becomes effective in accordance with the terms of the Merger Agreement, the provisions contained in Sections 4(c), 7 and 8 shall survive the Effective Time of the Merger in accordance with their terms.

       12. Miscellaneous.

           a. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to HHTI, to the address provided in the Merger Agreement; and (ii) if to the Shareholder; to its address shown below its signature on the last page hereof.

           b. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           c. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement.

           d. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

           e. As to the rights and obligations relating to STH, the STH Stock and the holders thereof, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflicts of laws. As to the rights and obligations relating to HHTI Shares and the holders thereof, this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to its rules of conflicts of laws.

           f. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of



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the parties without the prior written consent of the other parties, except as expressly contemplated by Section 6. Any assignment in violation of the foregoing shall be void.

           g. The Shareholder agrees that irreparable damage would occur and that HHTI would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that HHTI shall be entitled to an injunction or injunctions to prevent breaches by the Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Virginia or in Virginia state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the Commonwealth of Virginia or any Virginia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the Commonwealth of Virginia or a Virginia state court.

           h. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

           i. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                            [SIGNATURE PAGE FOLLOWS]




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       IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Shareholders' Agreement as of the day and year first above written.

                                HUMPHREY HOSPITALITY TRUST, INC

                                By:  /s/ James I. Humphrey, Jr.
                                    --------------------------------------------
                                Name:    James I. Humphrey, Jr.
                                Title:   President and Chief Executive Officer


                                SUPERTEL HOSPITALITY, INC.

                                By: /s/ Paul J. Schulte
                                    --------------------------------------------
                                Name:   Paul J. Schulte
                                Title:  President and Chief Executive Officer


                                PAUL J. SCHULTE:

                                /s/  Paul J. Schulte
                                ------------------------------------------------

                                Address:
                                        ----------------------------------------

                                ------------------------------------------------

                                Number of STH Shares
                                Beneficially Owned:           712,635
                                                   -----------------------------

                                STEVE H. BORGMANN:

                                /s/  Steve H. Borgmann
                                ------------------------------------------------

                                Address:
                                        ----------------------------------------

                                Number of STH Shares
                                Beneficially Owned:           771,958
                                                   -----------------------------




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                                  Attachment 1

                                   Affiliates

Paul J. Schulte:

        Karen Schulte
        Supertel, Inc.

Steve H. Borgmann:
        Supertel, Inc.